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FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Quarterly Operating Supplement
September 2007

        Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings (Fitch), Moody's Investors Service, Inc. (Moody's), Standard & Poor's Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts (GICs), to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities. The Company is a member of the Dexia group.

Financial Security Assurance Holdings Ltd.

FSA HOLDINGS THIRD QUARTER 2007 RESULTS

FSA HAS RECORD QUARTERLY ORIGINATIONS

UNREALIZED MARK-TO-MARKET LOSSES REDUCE NET INCOME AND EQUITY BUT HAVE NO MATERIAL ECONOMIC EFFECT

NET INCOME (LOSS)
$(121.8) Million in Q3 07; -233% vs. Q3 06
$26.2 Million in 9M 07; -92% vs. 9M 06

ORIGINATIONS (PRESENT VALUE)
$537.2 Million in Q3 07; +179% vs. Q3 06
$952.6 Million in 9M 07; +54% vs. 9M 06

        New York, New York, October 31, 2007—Financial Security Assurance Holdings Ltd. (the Company), a member of the Dexia group and the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced a third-quarter 2007 net loss of $121.8 million due primarily to net after-tax unrealized mark-to-market (fair-value adjustment) losses totaling $190.9 million in its insured derivative portfolio, which consists mainly of insured credit default swaps (CDS). For the first nine months, net income was $26.2 million. Operating earnings (which exclude fair-value adjustments for insured derivatives and economic hedges) were $90.3 million for the third quarter of 2007, a 7.4% decrease from the comparable-period result in 2006, and $283.7 million for the first nine months, approximately 2.5% over the 2006 nine-month result. Third quarter operating earnings declined because of realized gains taken in the third quarter of last year and the accrual of compensation expenses and non-specific loss reserves related to the increase in originations.

NET INCOME (LOSS) AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS(1)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income (loss)	$(121.8)	$91.5	$26.2	$331.4
Less fair-value adjustments for economic hedges	(21.2)	(5.1)	(28.4)	38.6
Less fair-value adjustments for investment-grade insured derivatives	(190.9)	(1.0)	(229.1)	15.9

Operating earnings	$90.3	$97.6	$283.7	$276.9

(1)
For a discussion of operating earnings and the adjustments made to net income in calculating operating earnings, see below, "Analysis of Financial Results—Operating Earnings." Also see "Non-GAAP Measures" below for a discussion of measures not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP).

        Shareholders' equity under GAAP (book value) was $2.3 billion. GAAP equity decreased by $0.4 billion since June 30, 2007, principally due to the effects of the after-tax unrealized mark-to-market losses for insured derivatives, which are recorded in the income statement, combined with the after-tax unrealized mark-to-market loss of $269.4 million for the third quarter on available-for-sale assets held in the Financial Products (FP) Investment Portfolio, which are recorded as a separate component of equity. The mark-to-market in the FP Investment Portfolio resulted primarily from changes in fair value of residential mortgage-backed securities (RMBS). Partially offsetting these reductions were contributions from operating earnings and the highly rated General Investment Portfolio, which had net after-tax unrealized gains for the third quarter of $36.4 million. Unrealized portfolio gains and losses and CDS fair-value adjustments have no effect on insurance company statutory equity or claims-paying resources, and rating agencies generally do not take these unrealized gains or losses into account for evaluating FSA's capital adequacy.

        Non-GAAP adjusted book value (ABV) was $4.4 billion at September 30, 2007. Over the past 12 months, after taking dividends into account, ABV grew 18.2%. See "Non-GAAP Measures" below for a more detailed discussion of ABV and a reconciliation to U.S. GAAP shareholders' equity. The Company's management considers ABV to be an operating measure of the Company's intrinsic value and discloses ABV because it provides information important to management that would not be available to investors through GAAP disclosure alone.

        Present value (PV) originations, a non-GAAP measure, totaled $537.2 million for the third quarter of 2007, 178.7% higher than for last year's comparable period. Comparing nine-month results of 2007 and 2006, PV originations increased 54.2% to $952.6 million. Premiums from new originations flow into earnings over the life of the transactions, supporting a stable base of future earned premiums.

        Robert P. Cochran, chairman and chief executive officer of the Company and FSA, said: "We view the unrealized mark-to-market adjustments as accounting requirements with no material economic impact because the spread widening is mainly due to liquidity dislocations rather than credit deterioration. Given the strong credit quality of FSA's risks and our ability to hold them over time, our mark-to-market adjustments are not expected to result in realized losses, with the sum of these fluctuations reversing to zero when the contracts or transactions mature. In fact, given the relatively short lives of the Financial Products and insured CDS portfolios, with no change in current market spreads and no realized losses, a significant portion of mark-to-market reversal should occur in the next two years.

        "We have noted for many quarters that credit spreads were unnaturally narrow and liquidity too easily available, prompting us to say consistently that our positive marks to market should not be treated as real or continuing, just as these negative marks should not be treated as real or continuing.

        "Importantly, as a result of current market conditions, our new business opportunities have never been better. Third-quarter PV originations were significantly higher than in any previous quarter in FSA's history, driven by a broad distribution of new business opportunities executed on favorable credit and pricing terms. These economics are real, and we expect they will contribute to operating earnings in future periods."

BUSINESS PRODUCTION

TOTAL ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Gross par insured (in billions)	$35.3	$17.3	$91.1	$60.1
Gross PV originations (in millions)(1)	537.2	192.8	952.6	617.8

(1)
For definition and discussion, see "Non-GAAP Measures" below.

        Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the previous year.

PUBLIC FINANCE ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
United States:
Gross par insured (in billions)	$13.9	$9.3	$40.2	$29.5
Gross PV premiums originated (in millions)(1)	97.2	50.2	248.6	216.8
International:
Gross par insured (in billions)	$7.8	$2.0	$10.4	$6.5
Gross PV premiums originated (in millions)	281.3	80.6	337.0	219.0

(1)
For definition and discussion, see "Non-GAAP Measures" below. For a reconciliation of PV premiums originated to gross premiums written, see "Analysis of Financial Results—Premiums" below.

        Nine-month estimated U.S. municipal market volume of $323.3 billion was 21% higher than in the first nine months of 2006, largely due to refundings during the first six months of the year. Refundings declined in the third quarter. Insurance penetration during the first nine months was approximately 49%, compared with 50% in last year's comparable period. FSA insured approximately 24% of the par amount of insured new U.S. municipal bond issues sold year-to-date.

        Including both primary and secondary U.S. public finance obligations with closing dates in the third quarter, the par amount insured by FSA increased 50.2%, and PV premiums originated increased 93.8%. In addition to increasing the par volume insured in the general obligation sector, FSA insured a higher volume in the health care and transportation sectors and insured a large, high-premium infrastructure transaction. For the first nine months, public finance par insured increased 36.4%, while PV premiums originated increased 14.7% as FSA generally increased its focus on higher quality core sectors, such as general obligations.

        International public finance par originated increased 307.5%, and PV premiums originated increased 249.3%. During the third quarter, FSA closed a number of large public finance transactions in the United Kingdom, France, Italy, New Zealand and Australia and smaller transactions involving Mexican and Japanese credits. The transactions were executed in both primary and secondary markets and spanned many sectors including transportation infrastructure, water utilities, health care receivables and sovereign and municipal debt. Results in this sector tend to be irregular because of the timing of large, high-premium transactions with long development times. For the first nine months, international public finance par insured increased 60.1%, and PV premiums originated increased 53.9%.

ASSET-BACKED ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
United States:
Gross par insured (in billions)	$11.2	$4.9	$33.5	$18.1
Gross PV premiums originated (in millions)	103.4	20.9	232.4	74.0
International:
Gross par insured (in billions)	$2.4	$1.1	$7.0	$6.0
Gross PV premiums originated (in millions)	20.2	9.4	50.0	23.0

        FSA increased its third-quarter U.S. asset-backed production by 130.2% in par originated and 394.9% in PV premiums originated. In an environment of significantly wider credit spreads and reduced market liquidity, FSA found opportunities in all its major sectors, particularly in the pooled corporate sector, where FSA guaranteed primarily Super Triple-A transactions. For the first nine months, FSA increased U.S. asset-backed par insured 85.2%. Due to spread widening and longer average lives of transactions, PV premiums originated grew 214.1%.

        Outside the United States, FSA's asset-backed par insured increased 106.9%, and PV premiums originated increased 113.4% for the third quarter, with growth concentrated in the pooled corporate sector. For the first nine months, FSA increased international asset-backed originations by 16.0% in par volume, while PV premiums originated grew 117.0%, due to wider spreads and longer average lives.

FINANCIAL PRODUCTS ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Gross PV NIM originated (in millions)	$35.1	$31.7	$84.6	$85.0

        In the financial products (FP) segment, the present value of net interest margin originated (PV NIM originated) increased 10.4% for the third quarter. Wider spreads for Triple-A investments allowed the Company to increase PV NIM originated while shortening the weighted average life of the FP investment portfolio in order to improve liquidity in response to market volatility and further reduce portfolio credit risk. The shortening also decreased spread duration and has therefore reduced the portfolio's exposure to future mark-to-market volatility. PV NIM originated was flat for the first nine months.

ANALYSIS OF FINANCIAL RESULTS

        MARK-TO-MARKET ACCOUNTING REQUIREMENTS AND THE NATURE OF FSA'S INSURED CREDIT DEFAULT SWAPS. Under U.S. GAAP, insurance policies issued in CDS form typically must be marked to market through the income statement. However, absent any claims under the guaranty, any decreases or increases to income due to marks will sum to zero by the time of each contract's maturity.

        FSA primarily insures two types of CDS contracts: (1) those that reference a static pool of underlying corporate credits, subject to a large deductible, and (2) those that reference individual securities, such as Triple-A-rated collateralized loan obligations or Triple-A-rated insured infrastructure financings. In either case, the terms of the insured CDS contract are similar to those of FSA's financial guaranty policy in that claims, if any, are generally paid over time and no collateral is posted to secure FSA's obligations under the CDS. FSA has generally not participated in the CDO of ABS market and has exposure to only one CDS execution of such a transaction, originated in 2005 with a total net par of $300 million, which has credit protection of four times the Triple-A rating requirement.

        As of the end of the third quarter of 2007, FSA's insured CDS portfolio subject to mark-to-market accounting requirements had a net outstanding par value of $80.0 billion, representing approximately 19% of total insured net par outstanding. At September 30, 2007, approximately 96% of this insured CDS portfolio was Triple-A or Super Triple-A (at least 1.3 times the Triple-A standard of credit protection), and 4% was Double-A.

        MARK-TO-MARKET ACCOUNTING REQUIREMENTS AND THE NATURE OF THE COMPANY'S FINANCIAL PRODUCTS BUSINESS. The FP Group, whose primary business is the issuance of guaranteed investment contracts (GICs) raises low-cost funds that are invested primarily in high-quality, liquid asset-backed obligations with the goal of earning an attractive and sustainable net interest margin.

        The FP Investment Portfolio is marked to market under U.S. GAAP, with gains or losses generally going to accumulated other comprehensive income, part of the Company's equity balance. The Financial Products group has the ability and the intent to hold its assets to their maturities, and therefore, absent a credit event, marks should sum to zero when the asset matures. Given the large size of the FP Investment Portfolio ($18.5 billion carrying value), even a small price change can have a material impact on aggregate market value.

        The FP Portfolio is managed to minimize interest rate and convexity risk by generally matching the asset and liability portfolios on a floating to floating basis; to minimize credit risk through investments in high-quality securities; and to minimize liquidity risk by maintaining the weighted average life of assets shorter than the weighted average life of liabilities. As of September 30, 2007, approximately 70% of the investment portfolio was invested in non-agency RMBS, 93% of which were rated Triple-A, with 6% rated Double-A and 1% rated Single-A.

        NET INCOME. Third-quarter net income decreased 233.2% to a loss of $121.8 million from a gain of $91.5 million for the third quarter of last year, primarily due to the loss of $190.9 million related to the fair-value adjustments for insured derivatives discussed above. For the same reason, net income decreased 92.1% to $26.2 million for the first nine months. See "Operating Earnings" below for a discussion of the impact of fair-value adjustments for economic hedges.

        OPERATING EARNINGS. Operating earnings (a non-GAAP measure) and the adjustments to net income used to calculate it are disclosed above, in the table entitled "Net Income (Loss) and Reconciliation to Non-GAAP Operating Earnings." Operating earnings declined in the third quarter due to realized gains in the third quarter of 2006 on sales from the portfolio of assets acquired in refinancing transactions, which did not recur in the third quarter of 2007, and increased expenses, including increased non-specific loss reserve and compensation expenses related to higher originations.

        The Company defines operating earnings as net income excluding the effects of fair-value adjustments for:

  •
  economic hedges, defined as hedges that are economically effective but do not meet the criteria necessary to receive hedge accounting treatment under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), with any residual hedge ineffectiveness remaining in operating earnings; and

  •
  investment-grade insured derivatives, which are certain contracts for which fair-value adjustments are recorded through the income statement because they qualify as derivatives under SFAS 133 or Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments" (SFAS 155). These contracts include FSA-insured CDS, insured swaps in certain public finance obligations and insured net interest margin (NIM) securitizations.

        The majority of the economic hedges relate to situations where the Company converts the fixed interest rates of certain assets and liabilities to dollar-denominated LIBOR-based floating rates by means of interest rate derivatives. Without hedge accounting, SFAS 133 requires the marking to fair value of each such derivative in the income statement without the offsetting mark to fair value on the risk it is intended to hedge. These one-sided mark-to-fair-value valuations cause income volatility. Under the Company's definition of operating earnings, the economic effect of these hedges is recognized, which, for interest rate swaps, generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. Under International Financial Reporting Standards (IFRS), which apply to Dexia, both the derivatives and the corresponding hedged risks are marked to fair value, so the net income effect is minimized.

        During the third quarter, the Company identified certain economic hedges in which the derivatives had been incorrectly marked in prior periods. This was corrected in the third quarter, resulting in a negative fair-value adjustment for economic hedges of $24.3 million. The adjustments have no economic significance, as the relevant derivatives are perfect economic hedges of assets and liabilities that are not marked to fair value through the income statement under GAAP. The correction had no effect on cash flow, claims-paying resources or operating earnings.

        PREMIUMS. The following table reconciles gross premiums written, which captures premiums collected and accrued for in the period regardless of when the related business was originated, to PV premiums originated, a non-GAAP measure that management uses to evaluate current financial guaranty business production, which excludes PV NIM originated in the FP segment.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV PREMIUMS ORIGINATED
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Gross premiums written	$248.6	$191.8	$570.7	$559.5
Gross installment premiums received	(80.5)	(62.4)	(208.4)	(178.9)

Gross upfront premiums originated	168.1	129.4	362.3	380.6
Gross PV estimated installment premiums originated	334.0	31.7	505.7	152.2

Gross PV premiums originated	$502.1	$161.1	$868.0	$532.8

        The following table summarizes earned and written premiums, net of reinsurance.

NET EARNED AND WRITTEN PREMIUMS
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net premiums written	$160.8	$125.7	$372.8	$365.4
Net premiums earned	99.4	91.8	304.5	284.7
Net premiums earned excluding effect of refundings and accelerations	92.9	85.3	268.3	254.9

        For the third quarter, gross premiums written increased 29.6%, and net premiums written increased 28.0%, both reflecting increases in public finance and asset-backed premiums written. For the first nine months, gross premiums written and net premiums written increased slightly by 2.0%. In each case, the change reflected an increase in asset-backed premiums written, partially offset by a decrease in public finance premiums written.

        Third-quarter net premiums earned totaled $99.4 million, an 8.3% increase. Net premiums earned includes $6.5 million of net premiums earned from refundings and accelerations for each of the third quarters of 2007 and 2006. Excluding premiums from refundings and accelerations, third-quarter net premiums earned increased 8.9%, reflecting an increase in both public finance and asset-backed earned premiums.

        For the first nine months, net premiums earned totaled $304.5 million, a 7.0% increase. This includes $36.2 million of net premiums earned from refundings and accelerations, compared with $29.8 million for last year's comparable period. Excluding premiums from refundings and accelerations, year-to-date net premiums earned increased 5.3% for the first nine months, reflecting increases in both public finance and asset-backed earned premiums.

        FP SEGMENT NET INTEREST MARGIN. FP Segment NIM was $17.7 million for the third quarter of 2007 and $68.1 million for the first nine months, compared with last year's results of $18.6 million for the third quarter and $55.3 million for the first nine months. The decrease in the third quarter reflects primarily the write-down of positions the Company determined to be other-than-temporarily impaired, offset by realized gains and growth in the GIC book of business. FP Segment NIM is a non-GAAP measure defined as the net interest margin from the financial products segment excluding fair-value adjustments for economic hedges.

        GENERAL INVESTMENT PORTFOLIO. Third-quarter net investment income increased to $60.5 million from $55.4 million a year ago. For the first nine months, net investment income increased to $176.3 million from $161.7 million in last year's comparable period. The increases primarily reflect higher invested balances in the investment portfolio. The Company's effective tax rate on investment income (excluding the effects of realized gains and losses, the FP Segment and assets acquired in refinancing transactions) was 12.4% year to date, versus 12.0% for last year's comparable period.

        Net after-tax unrealized gains and losses in the General Investment Portfolio increased shareholders' equity by $36.4 million during the third quarter of 2007 and decreased it by $23.0 million during the first nine months of 2007.

        EXPENSES.

EXPENSES AND POLICY ACQUISITION COSTS
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Other operating expenses and amortization of deferred policy acquisition costs(1)	$47.1	$41.9	$150.1	$123.8
Other operating expenses and amortization of deferred policy acquisition costs, excluding deferred compensation plans (DCP) and supplemental executive retirement (SERP) plans	49.0	37.6	142.6	119.8

(1)
These expenses include certain compensation expenses related primarily to the Company's DCP and SERP plans, which are based on changes in the market value of related investments and are perfectly offset by amounts in other income arising from marking to fair value the assets held to economically defease such obligations.

        Excluding DCP and SERP plans, other operating expenses and amortization of policy acquisition costs increased by $11.4 million, or 30.3%, for the third quarter of 2007. For the first nine months, such expenses increased by $22.8 million, or 19.0%. The increases relate primarily to higher compensation expenses and a lower deferral rate.

        RESERVES. The Company recorded losses and loss adjustment expenses incurred of $10.0 million for the third quarter of 2007 and $5.2 million for the third quarter of 2006. Year to date, losses and loss adjustment expenses totaled $19.1 million for the first nine months of 2007 and $16.3 million for the first nine months of 2006. The increases are driven primarily by increased origination volume, including a large increase in international public infrastructure transactions, which are generally assigned higher reserves. Adjustments to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations.

        During the third quarter of 2007, a net amount of $2.7 million was transferred from the non-specific reserve to case reserves. Transfers between non-specific and case reserves represent a reallocation of existing loss reserves and have no impact on earnings. At September 30, 2007, aggregate case and non-specific reserves, net of reinsurance recoverables, totaled $206.6 million, compared with $190.8 million at December 31, 2006.

NON-GAAP MEASURES

        To reflect accurately how the Company's management evaluates the Company's operations and progress toward long-term goals, this release contains both measures promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP measures) and measures not so promulgated (non-GAAP measures). Although the measures identified as non-GAAP in this release should not be considered substitutes for GAAP measures, management considers them key performance indicators and employs them in determining compensation. Non-GAAP measures therefore provide investors with important information about the way management analyzes its business and rewards performance.

        Non-GAAP measures used in this release include operating earnings, PV premiums originated, PV NIM originated, PV originations, ABV and FP segment NIM. In the tables above, operating earnings is reconciled to net income, and PV premiums originated is reconciled to gross premiums written.

        The Company employs PV originations to describe the present value of all the Company's originations in a given period. PV originations are estimated by the Company for business originated in the period as the sum of:

  •
  PV premiums originated, defined as estimated future installment premiums discounted to their present value, as well as upfront premiums, and

  •
  PV NIM originated in the financial products segment, defined as estimated interest to be received on investments less estimated transaction expenses and interest to be paid on liabilities plus results from derivatives used for hedging purposes, discounted to present value.

        Management believes that, by disclosing the components of PV originations in addition to premiums written, the Company provides investors with a more comprehensive description of its new business activity in a given period. The discount rate used to calculate PV originations was 4.86% for 2007 originations and 5.07% for 2006 originations. PV premiums originated, PV NIM originated and PV originations are based on estimates of, among other things, prepayment speeds of asset-backed securities.

        PV premiums originated is a measure of gross origination activity and does not reflect premiums ceded to reinsurers or the cost of credit default swaps or other credit protection, which may be considerable, employed by the Company to manage its credit exposures.

        PV NIM originated is the present value of estimated future net interest margin generated by new business in the financial products segment during a given period, adjusted for management's estimate of transaction and hedging costs. At the beginning of 2007, based on experience, management reduced its estimate of the adverse effect of such costs, and appropriate adjustments were included in the estimates of 2007 PV NIM originated and the PV future net interest margin (PV future NIM) component of ABV.

        Management uses ABV as a measure of performance and to calculate a portion of employee compensation. An investor attempting to evaluate the Company using GAAP measures alone would not have the benefit of this information. The ABV calculation relies on estimates of the amount and timing of installment premiums and net interest margin and applies discount factors to determine the present value. Actual values may vary from the estimates. For performance reporting purposes, the calculation of ABV includes adjustments to reflect IFRS results that the Company reports to its principal shareholder, Dexia S.A., in order to better align the interests of employees with the interests of Dexia S.A., whose accounts are maintained under IFRS. The IFRS adjustments relate primarily to accounting for foreign exchange, contingencies and fair-value adjustments. ABV is reconciled to book value in the table that follows.

RECONCILIATION OF US GAAP SHAREHOLDERS' EQUITY TO ADJUSTED BOOK VALUE
(in millions)

	September 30, 2007	December 31, 2006
Shareholders' Equity (Book Value)—U.S. GAAP	$2,312.5	$2,722.3
After-tax adjustments:
Plus net unearned premium revenues	1,115.8	1,071.4
Plus PV future net installment premiums and financial products PV future net interest margin(1)(2)	828.0	627.2
Less net deferred acquisition costs	224.7	221.4
Less fair-value gains (losses) for investment-grade insured derivatives	(171.1)	58.0
Less fair value of gains (losses) for economic hedges	33.4	72.6
Less unrealized gains (losses) on investments	(184.9)	154.9

Subtotal	4,354.2	3,914.0
IFRS Adjustments	8.0	4.8

Adjusted Book Value	$4,362.2	$3,918.8

(1)
Amounts include the effects of PV future ceding commission and premium taxes. The discount rate varies according to the year of origination. For each year's originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate was 4.86% for 2007 and 5.07% for 2006.

(2)
At the beginning of 2007, based on experience, management applied a reduced estimate of transaction and hedging costs to financial products PV future NIM. This increased September 30, 2007 PV future NIM by approximately $24 million net of tax.

        This release also contains certain other non-GAAP measures that are based on statutory accounting principles applicable to insurance companies. Management uses such measures because the measures are required by regulators or used by rating agencies to assess the capital adequacy of the Company. The following table presents statutory-basis information for FSA.

CLAIMS-PAYING RESOURCES (STATUTORY BASIS) FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES
(dollars in thousands)

	September 30, 2007	December 31, 2006
Contingency Reserve	$1,246,713	$1,011,034
Surplus to Policyholders	1,445,252	1,543,113

Qualified Statutory Capital	2,691,965	2,554,147
Net Unearned Premium Reserve	2,201,808	2,070,751
Loss and Loss Adjustment Expense Reserve	53,742	52,964

Qualified Statutory Capital and Reserves	4,947,515	4,677,862
Net Present Value of Installment Premiums	1,087,315	827,916
Third-Party Capital Support(1)	550,000	550,000

Total Claims-Paying Resources(2)	$6,584,830	$6,055,778

Net Insurance in Force (principal & interest)	$602,510,923	$552,695,033
Capital Ratio(3)	224:1	216:1
Claims-Paying Ratio(4)	91:1	91:1

(1)
Standby line of credit facility and money market committed preferred trust securities.

(2)
Total claims-paying resources is a term used by rating agencies to quantify total resources available to pay claims in their stress-case scenarios. Rating agencies may apply further adjustments to some or all of the figures in order to reflect their views of realization.

(3)
Capital ratio is net insurance in force divided by qualified statutory capital.

(4)
Claims-paying ratio is net insurance in force divided by claims-paying resources.

ADDITIONAL INFORMATION

        The Company plans to post its latest Operating Supplement to its website, www.fsa.com, today. The Operating Supplement contains additional information about results for the period covered in this release. Also, presentations dated October 31, 2007 on the Analyst Communications/Presentations page of the website provide additional detail about the Company's portfolio quality and mark-to-market accounting.

FORWARD-LOOKING STATEMENTS

        The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

        In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

  •
  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

  •
  expected losses on, and adequacy of loss reserves for, insured transactions.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

  •
  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

  •
  competitive forces, including the conduct of other financial guaranty insurers;

  •
  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

  •
  changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company's reported financial results;

  •
  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio;

  •
  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

  •
  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

  •
  downgrade or default of one or more of FSA's reinsurers;

  •
  market conditions, including the credit quality and market pricing of securities issued;

  •
  capacity limitations that may impair investor appetite for FSA-insured obligations;

  •
  market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

  •
  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

  •
  other factors, most of which are beyond the Company's control.

        The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

        Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts, to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities. The Company is a member of the Dexia group.

Contact:	Betsy Castenir, Press Relations, (212) 339-3424 Robert Tucker, Investor Relations, (212) 339-0861

Financial Security Assurance Holdings Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES
Net premiums written	$160,840	$125,655	$372,755	$365,383

Net premiums earned	$99,446	$91,755	$304,479	$284,712
Net investment income	60,472	55,403	176,298	161,703
Net realized gains (losses)	(994)	(372)	(3,052)	(4,926)
Net interest income from financial products segment	298,504	226,713	816,423	610,524
Net realized gains (losses) from financial products segment	125	—	1,867	77
Net realized and unrealized gains (losses) on derivative instruments	(337,641)	(30,201)	(363,804)	102,383
Income from assets acquired in refinancing transactions	5,182	5,557	16,498	18,664
Net realized gains (losses) from assets acquired in refinancing transactions	1,126	9,246	1,439	9,787
Other income	4,737	8,139	25,927	16,515

TOTAL REVENUES	130,957	366,240	976,075	1,199,439

EXPENSES
Losses and loss adjustment expenses	10,060	5,159	19,128	16,343
Interest expense	11,584	6,749	34,752	20,245
Amortization of deferred policy acquisition costs	13,583	14,103	47,589	44,734
Foreign exchange (gains) losses from financial products segment	13,304	(12,717)	43,957	99,268
Net interest expense from financial products segment	260,014	203,811	750,138	540,454
Other operating expenses	33,474	27,842	102,496	79,113

TOTAL EXPENSES	342,019	244,947	998,060	800,157

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(211,062)	121,293	(21,985)	399,282
Provision (benefit) for income taxes	(89,253)	29,814	(48,199)	119,884

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(121,809)	91,479	26,214	279,398
Less: Minority interest	—	—	—	(52,006)

NET INCOME (LOSS)	(121,809)	91,479	26,214	331,404

Other comprehensive income (loss)	(222,568)	110,036	(345,874)	2,218

COMPREHENSIVE INCOME (LOSS)	$(344,377)	$201,515	$(319,660)	$333,622

See Notes to Consolidated Financial Statements to be filed on Form 10-Q.

Financial Security Assurance Holdings Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	September 30, 2007	December 31, 2006
ASSETS
General investment portfolio:
Bonds at fair value	$4,880,186	$4,721,512
Equity securities at fair value	39,972	54,325
Short-term investments	120,549	96,578
Financial products segment investment portfolio:
Bonds at fair value	18,229,163	16,757,979
Short-term investments	1,025,557	659,704
Trading portfolio at fair value	352,265	119,424
Assets acquired in refinancing transactions:
Bonds at fair value	27,645	41,051
Securitized loans	188,669	241,785
Other	48,698	55,036

Total investment portfolio	24,912,704	22,747,394
Cash	48,922	32,471
Deferred acquisition costs	345,704	340,673
Prepaid reinsurance premiums	1,078,082	1,004,987
Reinsurance recoverable on unpaid losses	38,995	37,342
Other assets	1,008,615	1,610,759

TOTAL ASSETS	$27,433,022	$25,773,626

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Deferred premium revenue	$2,794,693	$2,653,321
Loss and loss adjustment expense reserve	245,595	228,122
Financial products segment debt	20,530,997	18,349,665
Deferred federal income taxes	—	298,542
Notes payable	730,000	730,000
Other liabilities and minority interest	819,277	791,664

TOTAL LIABILITIES AND MINORITY INTEREST	25,120,562	23,051,314

COMMITMENTS AND CONTINGENCIES
Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital—common	908,000	906,687
Accumulated other comprehensive income (loss)	(185,836)	160,038
Accumulated earnings	1,589,961	1,655,252
Deferred equity compensation	19,663	19,225
Less treasury stock at cost	(19,663)	(19,225)

TOTAL SHAREHOLDERS' EQUITY	2,312,460	2,722,312

TOTAL LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY	$27,433,022	$25,773,626

See Notes to Consolidated Financial Statements to be filed on Form 10-Q.

Financial Security Assurance Holdings Ltd.
Annual Financial Data
(dollars in millions, except amounts per share)

	Years Ended December 31,
	2006	2005	2004	2003	2002
Income Statement
Gross premiums written	$816.0	$833.8	$832.0	$895.8	$803.7
Net premiums written	527.2	577.7	587.8	614.3	532.7
Net premiums earned	388.7	404.1	395.0	356.4	314.9
Net investment income	218.9	200.8	172.1	154.0	139.1
Losses and loss adjustment expenses	23.3	25.4	20.6	34.5	65.6
Operating Earnings Reconciliation
Net income	$424.2	$326.1	$378.6	$298.1	$197.0
Less fair-value adjustments for economic hedges, net of taxes	40.5	(15.0)	17.1	9.3	13.0
Less fair-value adjustments for insured derivatives, net of taxes	20.7	7.2	37.7	23.4	(34.1)

Operating earnings	$363.0	$333.9	$323.8	$265.4	$218.1

Balance Sheet
Total investment portfolio	$22,747.4	$19,065.4	$14,577.4	$10,000.2	$5,037.4
Prepaid reinsurance premiums	1,005.0	865.2	759.2	695.4	557.7
Total assets	25,773.6	22,001.6	17,081.0	12,407.6	7,045.8
Deferred premium revenue	2,653.3	2,375.1	2,095.4	1,845.0	1,448.2
Losses and loss adjustment expenses	228.1	205.7	179.9	233.4	223.6
Financial Products Segment debt	18,349.7	14,947.1	10,444.1	6,639.4	2,409.9
Notes payable	730.0	430.0	430.0	430.0	430.0
Total liabilities and minority interest	23,051.3	19,178.7	14,469.7	10,188.4	5,126.4
Shareholders' equity (book value)	2,722.3	2,822.9	2,611.3	2,219.2	1,919.4
Dividends	530.0	71.1	22.9	—	11.7
Adjusted book value per share, before IFRS adjustments	116.77	117.29	104.77	90.35	77.30
Adjusted book value per share	116.92	116.63	104.48	N/A	N/A
Book value per share	81.22	84.22	77.91	66.21	57.30
Return on equity	14.8%	11.9%	15.8%	14.4%	11.1%
Operating return on equity	13.7%	13.5%	14.8%	14.0%	13.0%

N/A—not available

Financial Security Assurance Holdings Ltd.
Quarterly Financial Data
(dollars in millions, except amounts per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Income Statement
Gross premiums written	$248.6	$191.8	$570.7	$559.5
Net premiums written	160.8	125.7	372.8	365.4
Net premiums earned	99.4	91.8	304.5	284.7
Net investment income	60.5	55.4	176.3	161.7
Losses and loss adjustment expenses	10.0	5.2	19.1	16.3
Operating Earnings Reconciliation
Net income (loss)	$(121.8)	$91.5	$26.2	$331.4
Less fair-value adjustments for economic hedges, net of taxes	(21.2)	(5.1)	(28.4)	38.6
Less fair-value adjustments for insured derivatives, net of taxes	(190.9)	(1.0)	(229.1)	15.9

Operating earnings	$90.3	$97.6	$283.7	$276.9

	As of September 30, 2007	As of December 31, 2006
Balance Sheet
Total investment portfolio	$24,912.7	$22,747.4
Prepaid reinsurance premiums	1,078.1	1,005.0
Total assets	27,433.0	25,773.6
Deferred premium revenue	2,794.7	2,653.3
Losses and loss adjustment expenses	245.6	228.1
Financial Products Segment debt	20,531.0	18,349.7
Notes payable	730.0	730.0
Total liabilities and minority interest	25,120.6	23,051.3
Shareholders' equity (book value)	2,312.5	2,722.3
Dividends	91.5	530.0
Adjusted book value per share, before IFRS adjustments	129.90	116.77
Adjusted book value per share	130.15	116.92
Book value per share	68.99	81.22
Return on equity	4.4%	14.8%
Operating return on equity	14.3%	13.7%

Financial Security Assurance Holdings Ltd.
Operating Expense Analysis
(in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year-to-Date
2007
Amortization of previously deferred underwriting expenses and reinsurance commissions	$15,951	$18,055	$13,583		$47,589
Gross financial guaranty underwriting and operating expenses	57,794	63,981	68,643		190,418
Deferred compensation/SERP expenses(1)	2,198	7,245	(1,945)		7,498
Underwriting expenses deferred	(33,726)	(36,805)	(37,814)		(108,345)
Financial products other operating expenses	3,996	4,339	4,590		12,925
Reinsurance commissions written, net	(13,655)	(16,925)	(25,144)		(55,724)
Reinsurance commissions deferred, net	13,655	16,925	25,144		55,724

Other operating expenses	30,262	38,760	33,474	—	102,496
Total expenses	$46,213	$56,815	$47,057	$—	$150,085

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
2006
Amortization of previously deferred underwriting expenses and reinsurance commissions	$16,210	$14,421	$14,103	$18,278	$63,012
Gross financial guaranty underwriting and operating expenses	56,358	59,176	53,950	74,840	244,324
Deferred compensation/SERP expenses(1)	5,909	(6,235)	4,344	10,395	14,413
Underwriting expenses deferred	(34,275)	(36,330)	(33,606)	(44,055)	(148,266)
Financial products other operating expenses	3,312	3,356	3,154	4,329	14,151
Reinsurance commissions written, net	(10,398)	(23,809)	(17,673)	(27,833)	(79,713)
Reinsurance commissions deferred, net	10,398	23,809	17,673	27,833	79,713

Other operating expenses	31,304	19,967	27,842	45,509	124,622
Total expenses	$47,514	$34,388	$41,945	$63,787	$187,634

(1)
Not a deferred acquisition cost. These expenses include certain compensation expenses related primarily to the Company's deferred compensation plans and supplemental executive retirement plans (SERP), which are based on changes in the market value of related investments and are perfectly offset by amounts in other income arising from marking to fair value the assets held to economically defease such obligations.

Financial Security Assurance Holdings Ltd.
Gross Par Value and Present Value (PV) Originations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(in billions)
Gross Par Insured
Public Finance
United States	$13.9	$9.3	$40.2	$29.5
International	7.8	2.0	10.4	6.5

Total Public Finance	21.7	11.3	50.6	36.0
Asset-Backed Finance
United States	$11.2	$4.9	$33.5	$18.1
International	2.4	1.1	7.0	6.0

Total Asset-Backed Finance	13.6	6.0	40.5	24.1

Total Gross Par Insured(1)	$35.3	$17.3	$91.1	$60.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(in millions)
Gross PV Premiums Originated
Public Finance
United States	$97.2	$50.2	$248.6	$216.8
International	281.3	80.5	337.0	218.9

Total Public Finance	378.5	130.7	585.6	435.7
Asset-Backed Finance
United States	$103.4	$20.9	$232.4	$74.0
International	20.2	9.4	50.0	23.0

Total Asset-Backed Finance	123.6	30.3	282.4	97.0
Financial Products Gross PV NIM Originated	$35.1	$31.7	$84.6	$85.0

Total Gross PV Originations(2)	$537.2	$192.7	$952.6	$617.7

(1)
Excludes FSA-insured GICs issued by the Company.

(2)
The Company evaluates its business production for a given period based on its gross present value of originations (gross PV originations), which consists of the total present value of premiums originated (gross PV premiums originated) by FSA and its subsidiaries and the present value of net interest margin originated (PV NIM originated) by the Financial Products segment. Gross PV premiums originated for a particular period include both (i) premiums received in such period under insurance policies in which premiums are payable upfront and (ii) estimated future premiums to be received under the Company's installment-based policies issued during such period, discounted to present value. The discount rate for business originated in 2007 was 4.86% per annum and in 2006 was 5.07% per annum, equal to the average pre-tax yield on the Company's investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are receivable in installments when calculating gross PV premiums originated. However, the total amount actually received will vary from management's estimate if the insured obligation pays down according to a different schedule or remains outstanding for a different period from those estimated by management. If the average life of an insured obligation is shorter than the estimate, PV premiums outstanding will be reduced. Conversely, if the average life of an insured obligation extends longer than the estimate, the PV premiums outstanding will be increased. PV NIM originated represents the present value of estimated interest to be received on investments less the present value of estimated transaction expenses and interest to be paid on liabilities issued in the form of guaranteed investment contracts (GICs) plus results from derivatives used as hedges.

Financial Security Assurance Holdings Ltd.
Gross Premiums Written
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Public Finance
United States:
Upfront	$85.3	$46.8	$229.9	$212.8
Installments(1)	5.1	7.0	13.5	13.8
International:
Upfront	79.5	76.3	124.5	157.2
Installments(1)	17.4	6.8	30.4	16.3

Total Public Finance	187.3	136.9	398.3	400.1
Asset-Backed Finance
United States:
Upfront	$2.4	$—	$4.0	$0.9
Installments(1)	45.0	36.3	127.5	116.3
International:
Upfront	0.9	6.3	3.9	9.7
Installments(1)	13.0	12.3	37.0	32.5

Total Asset-Backed Finance	61.3	54.9	172.4	159.4
Total Gross Premiums Written	$248.6	$191.8	$570.7	$559.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Upfront	168.1	129.4	362.3	380.6
Installments(1)	80.5	62.4	208.4	178.9

Total Gross Premiums Written	$248.6	$191.8	$570.7	$559.5

(1)
Installments are the periodic premium payments received by FSA for business originated in current and prior periods.

Financial Security Assurance Inc.

Financial Security Assurance Inc.
Effect of Refundings and Accelerations
(in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year-to-Date
2007
Earned premium	$14,980	$14,598	$6,617	$—	$36,195
Less:
Amortization of deferred acquisition costs	1,423	2,209	912		4,544

Net effect before taxes	13,557	12,389	5,705	—	31,651
Tax provision	4,745	4,336	1,997		11,078

Net income effect	$8,812	$8,053	$3,708	$—	$20,573

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
2006
Earned premium	$9,072	$14,170	$6,569	$19,003	$48,814
Less:
Amortization of deferred acquisition costs	1,545	2,101	1,052	2,835	7,533

Net effect before taxes	7,527	12,069	5,517	16,168	41,281
Tax provision	2,634	4,224	1,931	5,659	14,448

Net income effect	$4,893	$7,845	$3,586	$10,509	$26,833

Financial Security Assurance Inc.
Fixed Income Investment Portfolio
(dollars in thousands)

Fixed Income Investment Portfolio as of
September 30, 2007(1)

	Fixed Income Portfolio by Type
	Amortized Cost	Market Value	% of Amortized Cost	Yield	Income(2)
Type of Security
Long-term bonds:
U.S government obligations	$85,531	$86,504	1.8%	4.81%	$4,847
U.S agency obligations	1,745	1,710	0.0	6.05	82
U.S municipal obligations	3,793,757	3,921,620	78.5	4.92	137,008
Foreign obligations	192,881	205,574	4.0	5.26	7,065
Corporate obligations	216,892	216,662	4.5	5.15	8,182
Mortgage-backed securities	405,414	402,229	8.4	5.60	11,722
Asset-backed securities	23,025	23,150	0.5	5.07	980

Total long-term investments	4,719,245	4,857,449	97.7	5.01	169,886
Short-term investments	109,232	111,609	2.3	4.54	3,788

Total	$4,828,477	$4,969,058	100.0%	5.00%	$173,674

	Fixed Income Portfolio by Maturity
	Amortized Cost	% of Amortized Cost
Maturity
Within 1 year	$174,099	3.6%
1 to 5 years	1,317,951	27.3
5 to 10 years	818,505	17.0
10 or more years	2,089,483	43.2
Mortgage-backed securities	405,414	8.4
Asset-backed securities	23,025	0.5

Total	$4,828,477	100.0%

Quality Distribution of Long-Term Fixed Income Investment Portfolio(3)
AAA	84.2%
AA	13.4
A	2.4

100.0%

(1)
Excludes portfolios related to the variable interest entities and assets acquired in refinancing transactions.

(2)
Income before investment management expenses and taxes, if applicable.

(3)
Ratings are based on the lower of Moody's or S&P ratings. At September 30, 2007, 6.2% of the Investment Portfolio is rated Triple-A by virtue of insurance provided by FSA. Without giving effect to the FSA guaranty, the weighted-average rating of the FSA-insured investments was in the Double-A range, and substantially all of these investments were investment grade.

Financial Security Assurance Inc.
Selected Financial Statistics
(dollars in thousands)

	Current Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP Basis(1)
Loss ratio	9.1%	5.1%	5.7%	5.3%
Expense ratio	37.3	34.2	37.2	34.3

Combined ratio	46.4%	39.3%	42.9%	39.6%

SAP Basis(1)
Loss ratio	2.4%	3.0%	1.5%	(1.0)%
Expense ratio	23.7	24.4	31.6	27.9

Combined ratio	26.1%	27.4%	33.1%	26.9%

Gross insurance in force(2)			$828,268,501	$734,663,303
Net insurance in force(2)			602,510,923	530,096,422
Qualified statutory capital			2,691,965	2,581,107
Capital ratio			224:1	205:1
	Annual Data
	Years Ended December 31,
	2006	2005	2004	2003	2002
GAAP Basis(1)
Loss ratio	5.5%	5.9%	5.0%	9.5%	20.6%
Expense ratio	36.4	33.1	31.9	30.4	29.5

Combined ratio	41.9%	39.0%	36.9%	39.9%	50.1%
SAP Basis(1)
Loss ratio	—%	2.1%	5.0%	3.7%	15.1%
Expense ratio	29.9	27.8	26.8	21.3	20.9

Combined ratio	29.9%	29.9%	31.8%	25.0%	36.0%
Gross insurance in force(2)	$765,632,196	$686,134,377	$633,037,230	$565,371,437	$512,232,953
Net insurance in force(2)	552,695,033	497,624,738	454,359,331	409,476,253	365,256,111
Qualified statutory capital	2,554,147	2,417,516	2,280,883	2,104,257	1,876,117
Capital ratio	216:1	206:1	199:1	195:1	194:1

(1)
The GAAP loss ratio is calculated as GAAP losses and loss adjustment expenses incurred divided by GAAP net premiums earned. The SAP loss ratio is SAP losses and loss adjustment expenses incurred divided by SAP net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net GAAP premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)
Amounts are statutory data for Financial Security Assurance Inc. and Subsidiaries.

Financial Security Assurance Inc.
U.S. Municipal New-Issue Market Data(1)
(dollars in billions)

	Industry
				FSA Market Share(2)
	Par Value Issued	Par Value Insured	Percent Insured
				Amount	Percent
3rd Qtr. 2007	$92.4	$46.6	50.4%	$13.1	28.1%
2nd	123.5	55.9	45.3	10.9	19.5
1st	107.4	55.2	51.4	13.9	25.2
4th Qtr. 2006	121.8	58.4	47.9	16.4	28.1
3rd	87.6	43.3	49.4	9.5	21.9
2nd	109.6	52.4	47.8	12.7	24.2
1st	69.7	37.3	53.5	7.4	19.8
2006	388.7	191.4	49.2	46.0	24.0
2005	408.3	233.0	57.1	60.0	25.8
2004	359.7	194.9	54.2	46.9	24.1
2003	383.6	190.5	49.7	52.2	27.4
2002	358.6	178.9	49.9	47.5	26.6
2001	288.1	134.3	46.6	36.3	27.0
2000	200.9	79.3	39.5	19.5	24.6
1999	227.7	105.6	46.4	24.2	22.9
1998	286.8	145.5	50.7	32.0	22.0
1997	220.7	106.0	48.0	16.2	15.3
1996	185.2	83.3	45.0	11.2	13.4
1995	160.4	68.6	42.8	3.3	4.8
1994	165.1	61.5	37.3	2.7	4.4
1993	292.2	107.9	36.9	7.5	7.0
1992	234.7	80.8	34.4	4.8	5.9
1991	172.4	51.9	30.1	2.8	5.4

(1)
FSA estimates based on industry sources, including The Bond Buyer and Thomson Financial Securities Data. Industry data is on a sale-date basis and subject to revision as additional information becomes available.

(2)
Share of insured bond market. FSA volume for 1993 through 2007 is based on sale date and will differ from closing-date data presented elsewhere in this Supplement. Excludes secondary-market transactions.

Financial Security Assurance Inc.
Insured Portfolio Profile—Par Value
(dollars in millions)

	Insured in 2007				Outstanding as of September 30, 2007
	Gross Amount	%	Net Amount	%	Net Amount	%
Public Finance Obligations:
United States
General obligation	$19,840	39.2%	$16,012	46.1%	$111,809	41.1%
Tax-supported	4,883	9.7	3,947	11.4	47,749	17.6
Municipal utility revenue	5,976	11.8	4,483	12.9	42,808	15.7
Health care revenue	3,148	6.3	1,531	4.4	14,080	5.2
Housing revenue	782	1.5	562	1.6	7,622	2.8
Transportation revenue	2,674	5.3	1,760	5.1	17,057	6.3
Education	1,674	3.3	871	2.5	4,863	1.8
Other public finance	1,230	2.4	767	2.2	2,356	0.9

Subtotal	40,207	79.5	29,933	86.2	248,344	91.4
International	10,356	20.5	4,820	13.8	23,370	8.6

Total public finance obligations	$50,563	100.0%	$34,753	100.0%	$271,714	100.0%
Asset-Backed Obligations:
United States
Residential mortgages	$9,393	20.7%	$8,606	21.3%	$18,772	13.2%
Consumer receivables	4,929	10.8	4,358	10.8	11,915	8.4
Pooled corporate	17,030	37.5	14,705	36.4	55,000	38.7
Other asset-backed	2,289	5.0	1,754	4.3	7,785	5.5
Financial products(1)	4,774	10.5	4,774	11.8	18,799	13.2

Subtotal	38,415	84.5	34,197	84.6	112,271	79.0
International	7,041	15.5	6,174	15.4	29,929	21.0

Total asset-backed obligations	$45,456	100.0%	$40,371	100.0%	$142,200	100.0%
Total Portfolio(2)	$96,019		$75,124		$413,914

Distribution of Insured Portfolio
by Ratings as of September 30, 2007

Rating(3)	Percent of Public Finance	Percent of Asset-Backed	Percent of Portfolio
AAA	2.3%	68.3%	25.0%
AA	40.8	16.6	32.5
A	44.3	2.9	30.0
BBB	12.1	11.9	12.1
Other	0.5	0.3	0.4

	100.0%	100.0%	100.0%

(1)
GICs issued by affiliates of FSA, which are eliminated in consolidation at the holding company.

(2)
Includes amounts related to FSA-insured GICs issued by affiliates of FSA, FSA Global investments insured by FSA and refinanced transactions.

(3)
Based upon internal FSA ratings.

Financial Security Assurance Inc.
Geographic Distribution of Public Finance Insured Portfolio—Par Value
(dollars in millions)

	Insured in 2007				Outstanding as of September 30, 2007
	Gross Amount	%	Net Amount	%	Net Amount	%
Domestic by State
California	$7,522	14.9%	$4,784	13.8%	$34,415	12.7%
New York	3,629	7.2	2,122	6.1	21,020	7.7
Texas	2,524	5.0	2,259	6.3	17,868	6.6
Pennsylvania	2,447	4.8	2,205	6.5	17,667	6.5
Florida	1,502	3.0	1,235	3.6	13,512	5.0
Illinois	1,781	3.5	1,297	3.7	13,429	4.9
New Jersey	1,687	3.3	797	2.3	11,183	4.1
Michigan	1,602	3.2	1,459	4.2	11,063	4.1
Washington	1,375	2.7	744	2.1	9,492	3.5
Massachusetts	2,232	4.4	1,129	3.2	7,262	2.7
Ohio	919	1.8	829	2.4	6,685	2.4
Georgia	1,459	2.9	1,152	2.4	5,998	2.2
Indiana	908	1.8	844	3.3	5,698	2.1
Colorado	942	1.9	873	2.5	5,317	2.0
All other U.S. jurisdictions	9,678	19.1	8,204	23.7	67,735	24.9

Subtotal	40,207	79.5	29,933	86.1	248,344	91.4
International	10,356	20.5	4,820	13.9	23,370	8.6

Total public finance obligations	$50,563	100.0%	$34,753	100.0%	$271,714	100.0%

Financial Security Assurance Inc.
50 Largest Public Finance Exposures
as of September 30, 2007
(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
Port Authority of NY and NJ, Consolidated Bonds	$1,302.4	0.31%
Commonwealth of Massachusetts G.O.	1,265.8	0.31
New York City, NY Municipal Water Finance Authority, Water and Sewer System Revenue Bonds	1,251.8	0.30
Massachusetts School Building Authority Dedicated Sales Tax Revenue Bonds	1,182.9	0.29
New York City, NY G.O.	1,166.7	0.28
Chicago, Illinois G.O.	1,141.0	0.28
State of California, G.O.	1,133.2	0.27
Los Angeles Unified School District, CA, G.O.	1,113.4	0.27
New Jersey Transportation Trust Fund Authority Transportation System Bonds	1,106.0	0.27
Channel Link Enterprises Finance Plc	1,075.0	0.26
Metropolitan Transportation Authority, NY, Transportation Revenue Bonds	1,041.8	0.25
Houston Combined Utility System, TX, First Lien Revenues	1,038.5	0.25
Atlanta, GA Water & Sewer Revenue Bonds	995.5	0.24
State of Illinois, G.O.	981.0	0.24
State of California Department of Water Resources Power Supply Revenue Bonds	980.6	0.24
Illinois State Toll Highway Authority, Revenue Bonds	972.6	0.23
Massachusetts Water Resources Authority, General Revenue Bonds	949.0	0.23
Los Angeles, CA, Department of Water and Power Electric Revenue Bonds	927.6	0.22
State of Washington, G.O.	904.2	0.22
New Jersey Turnpike Authority, Revenue Bonds	895.6	0.22
Clark County School District, NV, G.O.	880.8	0.21
Seattle, Washington, Light and Power Revenue Bonds	873.1	0.21
Detroit, MI, Sewage Disposal System Revenue Bonds	836.8	0.20
Dormitory Authority of the State of New York, Mental Health Services Facilities Improvement Revenue Bonds	809.5	0.20
California Housing Finance Agency Home Mortgage Revenue Bonds 1982 Resolution	804.2	0.19
San Diego Unified School District, CA, G.O.	788.4	0.19
New York State Thruway Authority, General Highway and Bridge Trust Fund Revenue Bonds	786.7	0.19
International AAA Sovereign Debt Synthetic CDO	770.0	0.19
Broward County School Board, FL, Certificates of Participation	763.1	0.18
Kings County, WA, Sewer Revenue Bonds	761.7	0.18
State of Hawaii, G.O.	745.9	0.18
New York Local Government Assistance Corp Subordinate Lien (Sales Tax) Rev Bonds	731.3	0.18
District of Columbia, G.O.	729.4	0.18
Long Island Power Authority, NY, Electric System General Revenue Bonds	703.7	0.17
South Carolina Public Service Authority (Santee Cooper) Revenue Bonds	673.9	0.16
Chicago Public Schools, IL, G.O.	673.6	0.16
State of Michigan, State Trunk Line Fund Bonds	673.1	0.16
Houston, TX, Airport System, Subordinate Lien Revenue Bonds	649.0	0.16
Metropolitan Washington Airports Authority, Airport System Revenue Bonds	647.2	0.16
Florida State Board of Education, Public Education Capital Outlay Bonds	644.9	0.16
Skyway Concession Company LLC	638.5	0.15
Metropolitan Transportation Authority, NY, Dedicated Tax Fund Bonds	633.4	0.15
Regents of the University of California, General Revenue Bonds	627.8	0.15
Garden State Preservation Trust, NJ, Open Space & Farmland Preservation Bonds	619.8	0.15
Hydro-Quebec, Province of Quebec Guaranteed	618.9	0.15
Orlando-Orange County Expressway Authority, Florida Revenue Bonds	605.7	0.15
Philadelphia School District, PA, G.O.	592.4	0.14
State of Louisiana Gasoline and Fuels Tax Revenue Bonds	582.1	0.14
New Jersey Economic Development Authority State Pension Funding Bonds	581.5	0.14
State of Nevada General Oligation Bonds	580.4	0.14

Total	$42,451.4	10.25%

Financial Security Assurance Inc.
25 Largest Asset-Backed Exposures
as of September 30, 2007
(dollars in millions)

	Net Par Outstanding	% of Total Net Par Outstanding
Obligor
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	$4,047.9	0.98%
US AAA Prime Automobile Loan Portfolio	3,017.5	0.73
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	2,776.2	0.67
International Super AAA Synthetic Residential MBS	2,286.0	0.55
International Super AAA Synthetic High Yield Pooled Corporate CDO	1,944.6	0.47
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	1,851.8	0.45
International Synthetic Investment Grade Pooled Corporate CDO	1,801.4	0.44
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	1,500.0	0.36
US Super AAA Synthetic Investment Grade Pooled Corporate CDO	1,465.5	0.35
Countrywide HELOC 2006-I	1,426.3	0.34
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	1,388.2	0.34
US AAA Cash Flow CLO	1,351.9	0.33
Americredit 2007-B-F	1,264.1	0.31
US Super AAA Synthetic High Yield Pooled Corporate CDO	1,210.5	0.29
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	1,192.6	0.29
Countrywide HELOC 2006-F	997.0	0.24
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	972.2	0.23
International Super AAA Synthetic High Yield Pooled Corporate CDO	929.5	0.22
US AAA Residential MBS	889.7	0.21
US Super AAA Synthetic Investment Grade Pooled Corporate CDO	864.6	0.21
US Super AAA Synthetic Investment Grade Pooled Corporate CDO	854.6	0.21
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	849.3	0.21
Americredit 2006-A-F	823.7	0.20
US Super AAA Synthetic Investment Grade Pooled Corporate CDO	815.5	0.20
International Super AAA Synthetic Residential MBS	814.5	0.20

Total	$37,335.1	9.03%

"International" denotes a transaction with 20% or greater non-US collateral. "Super AAA" means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are current FSA internal ratings expressed in industry terms.

Financial Security Assurance Inc.
Debt Service and Premiums
(in millions)

Debt Service(1)
(Principal and Interest)

	Insured Debt Service
				Portfolio Runoff	Net Outstanding
	Gross	Ceded	Net
3rd Qtr. 2007	$54,982	$18,623	$36,359	$(10,253)	$602,511
2nd	38,370	10,138	28,232	(15,865)	576,405
1st	48,087	14,099	33,988	(22,645)	564,038
4th Qtr. 2006	62,107	16,816	45,291	(22,692)	552,695
3rd	45,313	16,736	28,577	(14,825)	530,096
2nd	43,902	10,837	33,065	(15,969)	516,344
1st	24,766	5,543	19,223	(17,600)	499,248
2006	176,088	49,932	126,156	(71,086)	552,695
2005	161,092	38,792	122,300	(79,034)	497,625
2004	152,128	33,701	118,427	(73,544)	454,359
2003	124,322	26,998	97,324	(53,104)	409,476
2002	149,755	37,630	112,125	(47,506)	365,256

Premiums (GAAP Basis)

	Premiums Written
				Ending Net Unearned Premium	Net PV Premiums Outstanding(2)
	Gross	Ceded	Net			Total Net
3rd Qtr. 2007	$259.7	$87.8	$171.9	$1,721.7	$1,073.2	$2,794.9
2nd	183.4	61.0	122.4	1,660.4	894.5	2,554.9
1st	159.7	49.2	110.5	1,654.7	821.6	2,476.3
4th Qtr. 2006	266.4	94.7	171.7	1,653.6	827.9	2,481.5
3rd	200.6	66.1	134.5	1,595.9	805.1	2,401.0
2nd	250.1	90.6	159.5	1,562.0	801.6	2,363.6
1st	134.0	37.4	96.6	1,509.6	794.7	2,304.3
2006	851.1	288.8	562.3	1,653.6	827.9	2,481.5
2005	860.5	256.1	604.4	1,515.4	803.4	2,318.8
2004	847.1	244.2	602.9	1,342.1	727.3	2,069.4
2003	903.4	281.5	621.9	1,149.6	607.1	1,756.7
2002	806.9	270.9	536.0	892.5	589.7	1,482.2

(1)
Statutory basis.

(2)
This is a non-GAAP term and refers to estimated present value of installment premiums yet to be received.

Financial Security Assurance Inc.
Amortization of Net Debt Service and Net Premiums
(in millions)

Net Debt Service(1)

	Scheduled Amortization(2)	Outstanding
3rd Qtr. 2007	—	602,511
4th	16,546	585,965
2008	51,734	534,231
2009	48,038	486,193
2010	44,987	441,206
2011	41,819	399,387
2012–2016	147,314	252,073
2017–2021	97,108	154,965
2022–2026	68,954	86,011
2027+	86,011	—

Total	$602,511

Net Premiums

		Scheduled GAAP Premium Earnings
		Unearned Premium Reserve Amortization
	GAAP Unearned Premiums	Periodic UPR	Upfront UPR	Installments	Total Net
3rd Qtr 2007	$1,721.7	—	—	—	—
4th	1,652.1	30.8	38.8	31.7	101.3
2008	1,497.4	8.1	146.6	212.0	366.7
2009	1,361.1	2.6	133.7	185.2	321.5
2010	1,235.4	1.4	124.3	145.2	270.9
2011	1,118.9	0.9	115.6	117.4	233.9
2012–2016	665.7	0.4	452.8	362.9	816.1
2017–2021	373.2	0.1	292.4	164.0	456.5
2022–2026	194.5	—	178.7	121.1	299.8
2027+	—	—	194.5	183.6	378.1

Total		$44.3	$1,677.4	$1,523.1	$3,244.8

(1)
Statutory basis.

(2)
Based on management's estimate.

Contacts

Investor Relations

    Robert S. Tucker
    Managing Director
    (1)(212) 339-0861
    rtucker@fsa.com

Corporate Communications

    Betsy Castenir
    Managing Director
    (1)(212) 339-3424
    bcastenir@fsa.com

QuickLinks

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. Quarterly Operating Supplement September 2007
Financial Security Assurance Holdings Ltd.
FSA HOLDINGS THIRD QUARTER 2007 RESULTS
FSA HAS RECORD QUARTERLY ORIGINATIONS
UNREALIZED MARK-TO-MARKET LOSSES REDUCE NET INCOME AND EQUITY BUT HAVE NO MATERIAL ECONOMIC EFFECT
NET INCOME (LOSS) $(121.8) Million in Q3 07; -233% vs. Q3 06 $26.2 Million in 9M 07; -92% vs. 9M 06
ORIGINATIONS (PRESENT VALUE) $537.2 Million in Q3 07; +179% vs. Q3 06 $952.6 Million in 9M 07; +54% vs. 9M 06
NET INCOME (LOSS) AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS(1) (in millions)
TOTAL ORIGINATIONS
PUBLIC FINANCE ORIGINATIONS
ASSET-BACKED ORIGINATIONS
FINANCIAL PRODUCTS ORIGINATIONS
RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV PREMIUMS ORIGINATED (in millions)
NET EARNED AND WRITTEN PREMIUMS (in millions)
EXPENSES AND POLICY ACQUISITION COSTS (in millions)
RECONCILIATION OF US GAAP SHAREHOLDERS' EQUITY TO ADJUSTED BOOK VALUE (in millions)
CLAIMS-PAYING RESOURCES (STATUTORY BASIS) FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES (dollars in thousands)
Financial Security Assurance Holdings Ltd. Condensed Consolidated Statements of Operations and Comprehensive Income (unaudited) (in thousands)
Financial Security Assurance Holdings Ltd. Condensed Consolidated Balance Sheets (unaudited) (in thousands, except share data)
Financial Security Assurance Holdings Ltd. Annual Financial Data (dollars in millions, except amounts per share)
Financial Security Assurance Holdings Ltd. Quarterly Financial Data (dollars in millions, except amounts per share)
Financial Security Assurance Holdings Ltd. Operating Expense Analysis (in thousands)
Financial Security Assurance Holdings Ltd. Gross Par Value and Present Value (PV) Originations
Financial Security Assurance Holdings Ltd. Gross Premiums Written (in millions)
Financial Security Assurance Inc.
Financial Security Assurance Inc. Effect of Refundings and Accelerations (in thousands)
Financial Security Assurance Inc. Fixed Income Investment Portfolio (dollars in thousands)
Financial Security Assurance Inc. Selected Financial Statistics (dollars in thousands)
Financial Security Assurance Inc. U.S. Municipal New-Issue Market Data(1) (dollars in billions)
Financial Security Assurance Inc. Insured Portfolio Profile—Par Value (dollars in millions)
Financial Security Assurance Inc. Geographic Distribution of Public Finance Insured Portfolio—Par Value (dollars in millions)
Financial Security Assurance Inc. 50 Largest Public Finance Exposures as of September 30, 2007 (dollars in millions)
Financial Security Assurance Inc. 25 Largest Asset-Backed Exposures as of September 30, 2007 (dollars in millions)
Financial Security Assurance Inc. Debt Service and Premiums (in millions)
Financial Security Assurance Inc. Amortization of Net Debt Service and Net Premiums (in millions)
Contacts